Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 17 TO
LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 17 TO LOAN AND SERVICING AGREEMENT (the “Amendment”), dated as of October 8, 2024 (the “Amendment Effective Date”), is entered into by and among ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the agent (the “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., SAMPENSION LIVSFORSIKRING A/S, ARKITEKTERNES PENSIONSKASSE, PENSIONSKASSEN FOR JORDBRUGSAKADEMIKERE OG DYRLAEGER, PENSIONSKASSEN FOR TEKNIKUM OG DIPLOMINGENIØRER and CANADIAN IMPERIAL BANK OF COMMERCE (each, a “Lender” and together, the “Lenders”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the trustee (in such capacity, the “Trustee”) and U.S. BANK NATIONAL ASSOCIATION, as the bank (in such capacity, the “Bank”) and as collateral custodian (in such capacity, the “Collateral Custodian”);

WHEREAS, the Borrower, the Agent, the Lenders, Wells Fargo Bank, National Association, as the Swingline Lender, the Servicer, the Trustee, the Bank, the Collateral Custodian and each of the other lenders, are party to the Loan and Servicing Agreement, dated as of January 22, 2010 (as amended, modified, waived, supplemented, restated or replaced from time to time, prior to the date hereof, the “Loan and Servicing Agreement”); and

WHEREAS, the parties hereto desire to amend the Loan and Servicing Agreement in accordance with the provisions thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.     Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement and Schedules

SECTION 2.1.     As of the Amendment Effective Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner
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as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.     Each of the Borrower and the Servicer hereby represents and warrants (as to itself) to the Agent that, as of the date first written above, (i) no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent

SECTION 4.1.     This Amendment shall become effective as of the date hereof upon:

(a)the execution and delivery of this Amendment by each party hereto;

(b)the Agent shall have received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(c)the Lenders shall have received the executed legal opinion or opinions of Latham & Watkins LLP, and any applicable local counsel to the Borrower, in form and substance acceptable to the Agent in its reasonable discretion;

(d)each of the Agent and the Lender have received all fees due and payable to such Person; and

(e)the Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower.

ARTICLE V

Miscellaneous

SECTION 5.1.     Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 5.2.     Severability Clause.    In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.        Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4.        Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.        Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6.        Direction to Execute. The Lenders hereby authorize and direct the Trustee, the Bank and the Collateral Custodian to execute this Amendment and acknowledge and agree that the Trustee, the Bank and the Collateral Custodian shall be entitled to all of their rights, benefits, protections, immunities and indemnities set forth in the Loan and Servicing Agreement. By their signatures hereto, each of the parties acknowledges and agrees to the assignment by U.S. Bank National Association of its rights, interests and obligations as Trustee under the Transaction Documents to U.S. Bank Trust Company, National Association.

SECTION 5.7.        Execution. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ARES CAPITAL CP FUNDING LLC

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Amendment No. 17 to LSA]

ARES CAPITAL CORPORATION,
as the Servicer

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Amendment No. 17 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Agent

By:	/s/ Eghosa Aghayere
Name:	Eghosa Aghayere
Title:	Executive Director

[Signature Page to Amendment No. 17 to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eghosa Aghayere
Name:	Eghosa Aghayere
Title:	Executive Director
[Signature Page to Amendment No. 17 to LSA]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Bryson Brannon
Name:	Bryson Brannon
Title:	Director
[Signature Page to Amendment No. 17 to LSA]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Conrad Santos
Name:	Conrad Santos
Title:	Managing Director
[Signature Page to Amendment No. 17 to LSA]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Bank

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

[Signature Page to Amendment No. 17 to LSA]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian

By:	/s/ Kenneth Brandt
Name:	Kenneth Brandt
Title:	Vice President

[Signature Page to Amendment No. 17 to LSA]

SAMPENSION LIVSFORSIKRING A/S, as a Lender

By:	/s/ Henrik Arnt
Name:	Henrik Arnt
Title:	Senior Portfolio Manager

By:	/s/ Anders Tauber Lassen
Name:	Anders Tauber Lassen
Title:	Head of Credit

[Signature Page to Amendment No. 17 to LSA]

ARKITEKTERNES PENSIONSKASSE, as a Lender

By:	/s/ Henrik Arnt
Name:	Henrik Arnt
Title:	Senior Portfolio Manager

By:	/s/ Anders Tauber Lassen
Name:	Anders Tauber Lassen
Title:	Head of Credit

[Signature Page to Amendment No. 17 to LSA]

PENSIONSKASSEN FOR JORDBRUGSAKADEMIKERE OG DYRLÆGER, as a Lender

By:	/s/ Henrik Arnt
Name:	Henrik Arnt
Title:	Senior Portfolio Manager

By:	/s/ Anders Tauber Lassen
Name:	Anders Tauber Lassen
Title:	Head of Credit

[Signature Page to Amendment No. 17 to LSA]

PENSIONSKASSEN FOR TEKNIKUM OG DIPLOMINGENIØRER, as a Lender

By:	/s/ Henrik Arnt
Name:	Henrik Arnt
Title:	Senior Portfolio Manager

By:	/s/ Anders Tauber Lassen
Name:	Anders Tauber Lassen
Title:	Head of Credit

[Signature Page to Amendment No. 17 to LSA]

APPENDIX A

EXECUTION VERSION
    Conformed through Amendment No. ~~16~~17

Up to U.S. $ ~~1,775,000,000~~2,150,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 22, 2010

Among

ARES CAPITAL CP FUNDING LLC,
as the Borrower

and

ARES CAPITAL CORPORATION,
as the Servicer and the Transferor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Agent and the Swingline Lender

and

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as the Trustee

and

U.S. BANK NATIONAL ASSOCIATION,
as the Bank and the Collateral Custodian

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TABLE OF CONTENTS
ARTICLE I. DEFINITIONS
Page

ARTICLE I. DEFINITIONS	2

SECTION 1.01 Certain Defined Terms	2
SECTION 1.02 Other Terms	56
SECTION 1.03 Computation of Time Periods	56
SECTION 1.04 Interpretation	56

ARTICLE II. THE FACILITY	~~58~~ 57

SECTION 2.01 Advances	~~58~~ 57
SECTION 2.02 Procedure for Advances	~~60~~ 59
SECTION 2.03 Determination of Yield	~~61~~ 60
SECTION 2.04 Remittance Procedures	~~62~~ 60
SECTION 2.05 Instructions to the Trustee and the Bank	~~66~~ 65
SECTION 2.06 Borrowing Base Deficiency Payments	~~66~~ 65
SECTION 2.07 Substitution and Sale of Loan Assets; Affiliate Transactions	~~67~~ 66
SECTION 2.08 Payments and Computations, Etc	~~72~~ 71
SECTION 2.09 Fees	~~74~~ 73
SECTION 2.10 Increased Costs; Capital Adequacy	~~74~~ 73
SECTION 2.11 Taxes	~~76~~ 75
SECTION 2.12 Collateral Assignment of Agreements	~~78~~ 77
SECTION 2.13 Grant of a Security Interest	~~79~~ 78
SECTION 2.14 Evidence of Debt	~~79~~ 78
SECTION 2.15 Survival of Representations and Warranties	~~79~~ 78
SECTION 2.16 Release of Loan Assets	~~79~~ 78
SECTION 2.17 Treatment of Amounts Received by the Borrower	~~80~~ 79
SECTION 2.18 Prepayment; Termination	~~80~~ 79
SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period	~~81~~ 80
SECTION 2.20 Collections and Allocations	~~81~~ 80
SECTION 2.21 Reinvestment of Principal Collections	~~83~~ 82
SECTION 2.22 Additional Lenders; Increase of Commitment	~~83~~ 82
SECTION 2.23 Defaulting Lenders	~~84~~ 83
SECTION 2.24 Mitigation Obligations; Replacement of Lenders	~~86~~ 85
SECTION 2.25 Refunding of Swingline Advances	~~87~~ 86

ARTICLE III. CONDITIONS PRECEDENT	~~88~~ 87

SECTION 3.01 Conditions Precedent to Effectiveness	~~88~~ 87
SECTION 3.02 Conditions Precedent to All Advances	~~88~~ 87
SECTION 3.03 Advances Do Not Constitute a Waiver	~~91~~ 90
SECTION 3.04 Conditions to Pledges of Loan Assets	~~91~~ 90
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ARTICLE IV. REPRESENTATIONS AND WARRANTIES	~~92~~ 91

SECTION 4.01 Representations and Warranties of the Borrower	~~92~~ 91
SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio	~~101~~ 100
SECTION 4.03 Representations and Warranties of the Servicer	~~102~~ 101
SECTION 4.04 Representations and Warranties of the Trustee	~~106~~ 105
SECTION 4.05 Representations and Warranties of the each Lender	~~107~~ 106
SECTION 4.06 Representations and Warranties of the Collateral Custodian	~~107~~ 106

ARTICLE V. GENERAL COVENANTS	~~108~~ 107

SECTION 5.01 Affirmative Covenants of the Borrower	~~108~~ 107
SECTION 5.02 Negative Covenants of the Borrower	~~115~~ 114
SECTION 5.03 Affirmative Covenants of the Servicer	~~118~~ 117
SECTION 5.04 Negative Covenants of the Servicer	~~123~~ 122
SECTION 5.05 Affirmative Covenants of the Trustee	~~125~~ 124
SECTION 5.06 Negative Covenants of the Trustee	~~125~~ 124
SECTION 5.07 Affirmative Covenants of the Collateral Custodian	~~125~~ 124
SECTION 5.08 Negative Covenants of the Collateral Custodian	~~126~~ 125
SECTION 5.09 Covenants of the Borrower Relating to Hedging of Loan Assets	~~126~~ 125

ARTICLE VI. ADMINISTRATION AND SERVICING OF CONTRACTS	127

SECTION 6.01 Appointment and Designation of the Servicer	127
SECTION 6.02 Duties of the Servicer	129
SECTION 6.03 Authorization of the Servicer	~~132~~ 131
SECTION 6.04 Collection of Payments; Accounts	132
SECTION 6.05 Realization Upon Loan Assets	~~134~~ 133
SECTION 6.06 Servicing Compensation	134
SECTION 6.07 Payment of Certain Expenses by Servicer	~~135~~ 134
SECTION 6.08 Reports to the Agent; Account Statements; Servicing Information	~~135~~ 134
SECTION 6.09 Annual Statement as to Compliance	~~137~~ 136
SECTION 6.10 Annual Independent Public Accountant’s Servicing Reports	137
SECTION 6.11 The Servicer Not to Resign	~~138~~ 137

ARTICLE VII. EVENTS OF DEFAULT	138

SECTION 7.01 Events of Default	138
SECTION 7.02 Additional Remedies of the Agent	~~142~~ 141

ARTICLE VIII. INDEMNIFICATION	~~146~~ 145

SECTION 8.01 Indemnities by the Borrower	~~146~~ 145
SECTION 8.02 Indemnities by Servicer	~~149~~ 148
SECTION 8.03 Legal Proceedings	~~151~~ 150
SECTION 8.04 After-Tax Basis	~~151~~ 150
SECTION 8.05 Benefit of Indemnity	~~152~~ 151
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ARTICLE IX. THE AGENT	~~152~~ 151

SECTION 9.01 The Agent	~~152~~ 151

ARTICLE X. TRUSTEE	~~158~~ 157

SECTION 10.01 Designation of Trustee	~~158~~ 157
SECTION 10.02 Duties of Trustee	158
SECTION 10.03 Merger or Consolidation	~~160~~ 159
SECTION 10.04 Trustee Compensation	160
SECTION 10.05 Trustee Removal	~~161~~ 160
SECTION 10.06 Limitation on Liability	~~161~~ 160
SECTION 10.07 Trustee Resignation	~~163~~ 162

ARTICLE XI. MISCELLANEOUS	~~163~~ 162

SECTION 11.01 Amendments and Waivers	~~163~~ 162
SECTION 11.02 Notices, Etc	165
SECTION 11.03 No Waiver; Remedies	168
SECTION 11.04 Binding Effect; Assignability; Multiple Lenders	~~169~~ 168
SECTION 11.05 Term of This Agreement	~~170~~ 169
SECTION 11.06 GOVERNING LAW; JURY WAIVER	~~170~~ 169
SECTION 11.07 Costs, Expenses and Taxes	~~170~~ 169
SECTION 11.08 No Proceedings	~~171~~ 170
SECTION 11.09 Recourse Against Certain Parties	171
SECTION 11.10 Execution in Counterparts; Severability; Integration	172
SECTION 11.11 Consent to Jurisdiction; Service of Process	~~173~~ 172
SECTION 11.12 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~173~~ 172
SECTION 11.13 Confidentiality	~~175~~ 174
SECTION 11.14 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~176~~ 175
SECTION 11.15 Waiver of Set Off	177
SECTION 11.16 Headings and Exhibits	177
SECTION 11.17 Ratable Payments	177
SECTION 11.18 Breaches of Representations, Warranties and Covenants	~~178~~ 177
SECTION 11.19 Assignments of Loan Assets	~~178~~ 177
SECTION 11.20 Affirmation	178
SECTION 11.21 Covered Transactions	~~179~~ 178

ARTICLE XII. COLLATERAL CUSTODIAN	~~179~~ 178

SECTION 12.01 Designation of Collateral Custodian	~~179~~ 178
SECTION 12.02 Duties of Collateral Custodian	~~179~~ 178
SECTION 12.03 Merger or Consolidation	~~182~~ 181
SECTION 12.04 Collateral Custodian Compensation	~~182~~ 181
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SECTION 12.05 Collateral Custodian Removal	182
SECTION 12.06 Limitation on Liability	~~183~~ 182
SECTION 12.07 Collateral Custodian Resignation	~~184~~ 183
SECTION 12.08 Release of Documents	~~184~~ 183
SECTION 12.09 Return of Required Loan Documents	~~185~~ 184
SECTION 12.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	~~185~~ 184
SECTION 12.11 Custodian as Agent of Trustee	~~186~~ 185
SECTION 12.12 Recognition of the U.S. Special Resolution Regimes	~~186~~ 185
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This LOAN AND SERVICING AGREEMENT (as amended, restated, supplemented or modified from time to time, the “Loan and Servicing Agreement”) is made as of January 22, 2010, among:

(1)ARES CAPITAL CP FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and the Transferor (as defined herein);

(3)WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (together with its successor and assigns in such capacity, the “Agent”) and as swingline lender (together with its successor and assigns in such capacity, the “Swingline Lender”);

(4)EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender;

(5)U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as the Trustee (together with its successors and assigns in such capacity, the “Trustee”); and

(6)U.S. BANK NATIONAL ASSOCIATION, as the Bank (as defined herein) and the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

PRELIMINARY STATEMENT

WHEREAS, certain parties hereto were party to a Sale and Servicing Agreement, dated as of November 3, 2004, by and among the Servicer, as the servicer, the Transferor, as the originator, the Borrower, as the borrower, Ares CP Funding II LLC, as the guarantor, Variable Funding Capital Company LLC (“VFCC”), as a conduit purchaser, the Note Purchaser, as an institutional purchaser, Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC) (together with its successors and assigns, “WFS”), as the administrative agent and as the purchaser agent for VFCC, Ares Capital CP Funding II, as the guarantor (the “Guarantor”) the Trustee, as the trustee, and Lyon Financial Services, Inc. d/b/a U.S. Bank Portfolio Services (“Lyon”), as the backup servicer (as amended, restated, supplemented or modified prior to the date hereof, the “Original Agreement”);

WHEREAS, certain parties hereto are party to an Amended and Restated Sale and Servicing Agreement, dated as of January 22, 2010, by and among the Servicer, as the servicer, the Transferor as the originator, the Borrower, as the borrower, Wells Fargo Bank, National Association, in its individual capacity (together with its successors and assigns, “Wells Fargo”), as the note purchaser, WFS, as the administrative agent, and U.S. Bank, as the collateral custodian, trustee and bank (as amended, restated, supplemented or modified prior to the date hereof, (the “Restatement Agreement”) that amended and restated the Original Agreement;
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anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Servicer, the Transferor or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which the Borrower, the Servicer, the Transferor or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means for any Person all existing and future laws, rules, regulations ~~(including proposed, temporary and final income tax regulations),~~, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority ~~which are~~ applicable to such Person (including, without limitation, predatory lending laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means (a) with respect to any First Lien Loan Asset, 70%, (b) with respect to any First Lien Last Out Loan Asset, 55% and (c) with respect to any Second Lien Loan Asset, 35%.

“Applicable Prime Rate” means, with respect to any Loan Asset, the prime or base rate applicable to such Loan Asset pursuant to the Loan Agreements for such Loan Asset.

“Applicable Spread” means, ~~1.90~~2.00% per annum; provided that, at any time during the existence of an Event of Default or after the occurrence of the Facility Maturity Date, the Applicable Spread shall be increased by 2.00% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Equityholder pursuant to the terms of the First Tier Purchase and Sale Agreement and by the Equityholder to the Borrower pursuant to the terms of the Second Tier Purchase and Sale Agreement and the Assignments by which the Transferor effects such conveyance.

“Approved Lender” means any prospective Lender that acting, for its own account, in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

“Ares” means Ares Capital Corporation.
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“Ares Competitor” means, as of any date, (1) any Person that (a) is a business development company under the 1940 Act as of such date or (b) has filed with the Securities and Exchange Commission to become a business development company under the 1940 Act as of such date or (2) any investment platform that is primarily engaged in the business of originating, acquiring, managing or investing in middle market loans as of such date which, for the avoidance of doubt, would include the individual business units of the companies set forth on Schedule VI that specialize in the business of originating, acquiring, managing or investing in middle market loans as of such date.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the value of the total assets of Ares and its Subsidiaries, less all liabilities (other than outstanding Indebtedness, including outstanding Indebtedness hereunder) of Ares and its Subsidiaries, to (b) the aggregate amount of Indebtedness of Ares and its Subsidiaries. For purposes of calculating the Asset Coverage Ratio, Indebtedness of an SBIC Subsidiary outstanding as of the date of such calculation shall be excluded from the calculation of the Asset Coverage Ratio to the extent and in the manner that such Indebtedness may be excluded from the asset coverage requirements of sections 18(a) and 61(d) of the Investment Company Act pursuant to an effective exemptive order issued by the US Securities and Exchange Commission.

“Asset Specific Hedge” means any interest rate exchange agreement between the Borrower and a Hedge Counterparty that is entered into by the Borrower in connection with the purchase or holding of a Fixed Rate Loan Asset or a Floating Rate Loan Asset.

“Asset Specific Hedged Loan Asset” means any Loan Asset for which the Borrower has entered into an Asset Specific Hedge. If an Asset Specific Hedge effectively provides for the conversion of a fixed rate of interest under the related Loan Asset to a floating rate of interest, such Loan Asset will, for all purposes under this Agreement, (i) be considered a Floating Rate Loan Asset and (ii) be deemed to pay interest at a floating rate equal to the implied spread over the applicable Benchmark to be received by the Borrower under such Asset Specific Hedge. If an Asset Specific Hedge effectively provides for the conversion of a floating rate of interest under the related Loan Asset to a fixed rate of interest, such Loan Asset will, for all purposes under this Agreement, (a) be considered a Fixed Rate Loan Asset and (b) be deemed to pay interest at a fixed rate to be received by the Borrower under the related Asset Specific Hedge.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the ~~principal balance~~ Outstanding Balance of such Loan Asset (exclusive of Accreted Interest), the lower of (~~x~~i) the ~~amount (not greater than amount (not greater than par) paid by the Borrower to acquire~~ Purchase Price of such Loan Asset  ~~from the Equityholder (in each case, expressed exclusive of Accreted Interest)~~ or ( ~~y~~ii) the value ~~determined~~ assigned by the Agent, in its sole reasonable discretion, as of the applicable Cut-Off Date, subject to the following terms:

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(a)If a Value Adjustment Event of the type described in clauses (i) through (~~ix~~vi) of the definition thereof with respect to such Loan Asset occurs, the “Assigned Value” may be amended at any time ~~(provided that, after the initial amendment to the Assigned Value with respect to any Loan Asset, any additional amendment (other than an amendment as a result of the occurrence of a separate Value Adjustment Event) shall only be on a quarterly basis, after receipt by the Agent from the Servicer of the applicable financial information with respect to such Loan Asset)~~, thereafter by the Agent, in its sole discretion.

~~(b) The Assigned Value of any Loan Asset may be increased at the sole reasonable discretion of the Agent upon improvement in the Net Leverage Ratio or the Interest Coverage Ratio of such Loan Asset, as the case may be, as part of a Value Adjustment Event. The Assigned Value of any Loan Asset whose Assigned Value is lower than 100% may be increased at the sole reasonable discretion of the Agent (i)(x) upon the cure of any Value Adjustment Event with respect to such Loan Asset or (y) if the Net Leverage Ratio for such Loan Asset is at least 0.75x lower than the Net Leverage Ratio calculated as of the applicable Cut-Off Date and (ii) upon the written request of the Borrower.~~

(b) The Agent shall promptly notify the Servicer of any change effected by the Agent of the Assigned Value of any Loan Asset~~; provided that,~~.

(c) At the time of approval of each Loan Asset, the Agent in its sole discretion will designate any applicable Loan Asset as a “Designated Loan Asset” for purposes of determining the Assigned Value of such Loan Asset in reference to the Minimum Facility Attachment Ratios set forth in the definition of “Assigned Value.”

(d) If any event constituting a Value Adjustment Event has been remedied or is no longer in existence, at any time, the Borrower may request that the Agent reevaluate the Assigned Value of any Loan Asset, which the Agent may do in its sole discretion.

(e) On any Business Day, the Borrower may request in writing a revaluation of any Loan Asset (other than a Loan Asset subject to an ongoing Value Adjustment Event) with an Assigned Value of less than 100%, and upon such request the Agent may reevaluate and, in its sole discretion, adjust the Assigned Value to the lesser of (i) the Agent’s discretionary Assigned Value (which for the avoidance of doubt, may not be less than the existing Assigned Value with respect to such Loan Asset) and (ii) 100%; provided that any such increase in the applicable Assigned Value may be conditioned on a reset of the Interest Coverage Ratio, Senior Net Leverage Ratio or Net Leverage Ratio as of such date for the related Eligible Loan Asset.

Notwithstanding the foregoing; solely with respect to the occurrence of a Value Adjustment Event of the type described in clause (i)(y) of the definition thereof, immediately after giving effect to any such reevaluation, the Assigned Value shall not be lower than such value that would result in the Facility Attachment Ratio for such Loan Asset (based upon such

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Loan Asset’s Senior Net Leverage Ratio or Net Leverage Ratio, as applicable) being lower than the “Minimum Facility Attachment Ratio” specified therefor in accordance with the grid below:

First Lien Loan Assets
Senior Net Leverage Ratio	Minimum Facility Attachment Ratio
=<4.25x	2.90x
> 4.25 and =< 5.00x	2.80x
> 5.00 and =< 6.00x	2.70x
> 6.00 and =< 7.00x	2.60x
> 7.00 and =< 8.00x	2.40x
> 8.00x	0.00x

First Lien Last Out Loan Assets
Senior Net Leverage Ratio	Minimum Facility Attachment Ratio
=<5.00x	Facility Attachment Ratio as of Cut-Off
>5.00 and =<6.00x	Facility Attachment Ratio as of Cut-Off Date less 0.25x
>6.00 and =<7.00x	Facility Attachment ~~Leverage~~ Ratio as of Cut-Off Date less 0.50x
> 7.00x	0.00x

Second Lien Loan Assets
Net Leverage Ratio	Minimum Facility Attachment Ratio
=< 5.00x	Facility Attachment Ratio as of Cut-Off
>5.00 and =<6.00x	Facility Attachment Ratio as of Cut-Off Date less 0.25x
>6.00 and =<7.00x	Facility Attachment ~~Leverage~~ Ratio as of Cut-Off Date less 0.50x
>7.00x	0.00x

Designated Loan Asset
Net Leverage Ratio	Minimum Facility Attachment Ratio
=< 6.50x	The lesser of (i) the Facility Attachment Ratio as of the Cut-Off Date and (ii) 2.00x
> 6.50x	0.00x

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For ~~purposes of determining the Minimum Facility Attachment Ratio in reference to the grid above with respect to Second Lien Loan Assets and Designated Loan Assets, the calculation of the “Net Leverage Ratio” shall exclude Indebtedness of the applicable Obligor that is subordinate in right of payment to tranches of Indebtedness of such Obligor having a second priority security interest on the Obligor’s assets constituting Underlying Collateral for the applicable~~the avoidance of doubt, after the initial amendment to the Assigned Value with respect to any Loan Asset, any additional amendment (other than an amendment as a result of the occurrence of a separate Value Adjustment Event or a Value Adjustment Event as described in clause (e) above) shall only be on a quarterly basis after receipt by the Agent from the Servicer of the financial information with respect to such Loan Asset.

~~At the time of approval of each Loan Asset, the Agent in its sole discretion will designate any applicable Loan Asset as a “Designated Loan Asset” for purposes of determining the Assigned Value of such Loan Asset in reference to the Minimum Facility~~ A~~ttachment Ratios set forth in the definition of “Assigned Value”.~~

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to effect the assignment of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Loan Assets secured by mortgaged properties located in the same jurisdiction, if permitted by Applicable Law, substantially in the form of Exhibit B.

“Assignments” means the First Tier Loan Assignment and the Second Tier Loan Assignment.

“Attached Equity” means, with respect to any Loan Asset, any stock, partnership or membership interest, beneficial interest or other equity security, warrant, option, or any right, including, without limitation, any registration right, with respect to the foregoing received by the Transferor in connection with the origination or acquisition of such Loan Asset.

“Availability” means, at any time, an amount equal to the positive excess (if any) of the Borrowing Base over the Advances Outstanding. On and after the end of the Reinvestment Period or the Facility Maturity Date, the Availability shall be zero.

“Available Collections” means, (a) all cash collections and other cash proceeds with respect to any Loan Asset, including, without limitation, all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts and (b) all payments received pursuant to any Hedging Agreement or Hedge Transaction; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments; provided, further, that all amounts paid into the Collection Account pursuant to Section 5.09(c)(iii) which are received on or prior to the Determination Date

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general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%.

“Benchmark” means, initially, with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, to the extent applicable, Daily Simple SOFR; provided that if a Benchmark Transition Event ~~and its related Benchmark Replacement Date have~~has occurred with respect to Daily Simple SOFR or the then-current Benchmark for Dollars, then ~~references to such~~ “Benchmark” ~~shall refer to~~means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 11.01.

“Benchmark Replacement” means, with respect to any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a ~~benchmark~~ rate of interest as a replacement ~~for~~to such Benchmark for Dollar-denominated syndicated credit facilities ~~at such time~~ and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Remittance Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Conforming Changes” means with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Federal Funds Rate,” the definition of “Remittance Period,” the definition of “Business Day”, the timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark or Benchmark Replacement exists, in such other manner of administration as the Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is no longer representative.
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Concentration Amount, plus (iv) the amount on deposit in the Principal Collection Account as of such date, minus (v) the Unfunded Exposure Equity Shortfall; or

(c) the Maximum Facility Amount minus the Unfunded Exposure Amount;

provided that, for the avoidance of doubt, any Loan Asset which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit C hereto, prepared by the Servicer.

“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.

“Breakage Fee” means, for Advances which are repaid (in whole or in part) on any date other than a Payment Date, the breakage costs, if any, related to such repayment, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as Breakage Fee shall be determined in the respective Lender’s reasonable discretion based upon the assumption that such Lender funded its loan commitment in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.

“Business Day” means a day of the year other than (i) a Saturday or a Sunday, (ii) any other day on which commercial banks in New York, New York or the city in which the offices of the Trustee or the Collateral Custodian (as set forth in Section 11.02 hereunder) are authorized or required by Applicable Law, regulation or executive order to close or (iii) any day that is not a TARGET Day; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at a Benchmark, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. For avoidance of doubt, if the offices of the Trustee are authorized by Applicable Law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.

“Buyers” has the meaning assigned to that term in the definition of “Acquisition Agreement”.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” shall be deemed to have occurred if any of the following occur:

(a) the Management Agreement shall fail to be in full force and effect;

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have been paid in full, and the Borrower shall have no further right to request any additional Advances.

“Collections” means Principal Collections and Interest Collections.

“Commitment” means, with respect to each Lender, (i) prior to the end of the Reinvestment Period or for purposes of Advances made pursuant to Section 2.02(f), the dollar amount set forth opposite such Lender’s name on Annex A hereto (as such amount may be revised from time to time pursuant to the terms of this Agreement) or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, and (ii) on or after the Reinvestment Period (other than for purposes of Advances made pursuant to Section 2.02(f)), such Lender’s Pro Rata Share of the aggregate Advances Outstanding.

“Commitment Termination Premium” means, in the event that this Agreement is terminated or the Maximum Facility Amount is permanently reduced, in each case, pursuant to Section 2.18(b), (i) prior to the one year anniversary of the ~~Eighth~~Seventeenth Amendment Effective Date, an amount equal to ~~1.00~~0.75%, or (ii) on or after the one year anniversary of the ~~Eighth~~Seventeenth Amendment Effective Date, but prior to the ~~one~~two year ~~and six month~~ anniversary of the ~~Eighth~~Seventeenth Amendment Effective Date, an amount equal to 0.50%, in each case, of either (x) the Maximum Facility Amount, in the case of such termination, or (y) the amount of such reduction, in the case of such permanent reduction of the Maximum Facility Amount and, in each case, such amounts shall be payable pro rata to each Lender.

“Concentration Limits” means, for the purposes of determining the Excess Concentration Amount, with respect to the Borrowing Base:

(i) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to Obligors in the same GICS Industry Classification Group shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; provided that for two individual industries the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to Obligors in such industries may exceed 15% but shall not exceed 20%; provided, further, that for one additional individual industry the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to Obligors in such industry may exceed 15% but shall not exceed 25%;

(ii) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to the same Obligor shall not exceed ~~6.0% of the Maximum Facility Amount~~$105,000,000; provided that for ~~two~~three individual Obligors the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to such Obligors may exceed ~~6.0%~~$105,000,000 but shall not exceed ~~7.5% of the Maximum Facility Amount~~$130,000,000;

(iii) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Second Lien Loan Assets shall not exceed 20% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

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(iv) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are First Lien Last Out Loan Assets and Eligible Loan Assets that are Second Lien Loan Assets shall not exceed 40% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(v) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Fixed Rate Loan Assets shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; provided that Asset Specific Hedged Loan Assets shall be considered Fixed Rate Loan Assets or Floating Rate Loan Assets, as applicable, as provided in the definition thereof;

(vi) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that pay interest in cash less frequently than quarterly shall not exceed 15% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(vii) the aggregate Outstanding Balances and Exposure Amounts of all Eligible Loan Assets that are Revolving Loan Assets and the Exposure Amounts of Eligible Loan Assets that are Delayed Draw Loan Assets shall not exceed 10% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;

(viii) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Partial PIK Loan Assets shall not exceed ~~10~~20% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; and

(ix) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets that are Participation Interests shall not exceed (i) during the Acquisition Participation Elevation Period, 10.0% and (ii) thereafter, 0.0%.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.

~~“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Party” means any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

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“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is Pledged hereunder.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) ~~the SOFR Adjustment plus~~ SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) zero. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further that in no event shall Daily Simple SOFR determined pursuant to this sentence be less than 0.00%. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default Funding Rate” means a floating interest rate per annum equal to 4.00% plus the applicable Benchmark; provided that if any Lender shall have notified the Agent that a Disruption Event has occurred, the Default Funding Rate with respect to Advances of such Lender shall be equal to the Base Rate plus 3.00% until such Lender shall have notified the Agent that such Disruption Event has ceased, at which time the Default Funding Rate with respect to Advances of such Lender shall again be equal to the applicable Benchmark for such date plus 4.00%.

“Default Right” means the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Advances or participations in Swingline Advances required to be funded by it hereunder within one Business Day (or, solely in the case of a European Lender that receives the applicable Notice of Borrowing after 9:00 a.m. (New York City time) on the second Business Day prior to the related Advance Date, two Business Days and (a) Wells Fargo, in its sole discretion, agrees for such two Business Day period to fund the amount that was to be funded by the European Lender and (b) the European Lender agrees to reimburse Wells Fargo within two (2) Business Days for any amounts paid pursuant to clause (a) above) of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Agent or any other Lender in writing that it does not intend to comply with any of its funding

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obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit or (iv) has (or, with respect to such Lender (x) the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender and/or (y) any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender, has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.

“Designated Lender” means Wells Fargo, in its capacity as a Lender hereunder, and any successor-in-interest thereto.

“Designated Loan Asset” means ~~any~~a Loan Asset ~~designated by~~that the Agent, in its sole discretion, has designated as a “Designated Loan ~~Asset~~” ~~at~~on the ~~time of approval~~related Approval Notice solely for the purposes of determining the Assigned Value of such Loan Asset in reference to the “Minimum Facility Attachment Ratio” specified therefor and set forth in the definition of “Assigned Value”.

“Determination Date” means the last day of each calendar month (or, if such day is not a Business Day, the immediately preceding Business Day).

“Disbursement Request” means a disbursement request from the Borrower to the Agent and the Trustee in the form attached hereto as Exhibit D in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(d) or a disbursement request from the Principal Collection Account in accordance with Section 2.21, as applicable.

“Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Advance, (b) any Lender shall have notified the Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine the applicable Benchmark, (c) any Lender shall have notified the Agent of a determination by such Lender or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Lender or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Lender or such assignee or such participant of making, funding or maintaining any Advance or (d) any Lender shall have notified the Agent of the inability of such Lender or any of its assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Advance.

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“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States of America.

“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Loan Agreement for such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Loan Agreement, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above, other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors and (g) any other item the Borrower and the Agent mutually deem to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available.

“EEA Financial Institution” has the meaning assigned to that term in Section 11.14.

“EEA Member Country” has the meaning assigned to that term in Section 1.14.

“EEA Resolution Authority” has the meaning assigned to that term in Section 1.14.

“Eighth Amendment Effective Date” means January 3, 2017.

“Eleventh Amendment Effective Date” means December 14, 2018.

“Eligible Bid” means a bid made in good faith (and acceptable as a valid bid in the Agent’s reasonable discretion) by a bidder for all or any portion of the Collateral Portfolio in connection with a sale of the Collateral Portfolio in whole or in part pursuant to Section 7.02(i).

“Eligible Loan Asset” means, at any time, a Loan Asset in respect of which each of the representations and warranties contained in Section 4.02 and Schedule III hereto is true and correct.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling,
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reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

~~“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Loan Asset, (ii) any security purchased as part of a “unit” with a Loan Asset and that itself is not eligible for purchase by the Borrower as a Loan Asset, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan Asset but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan Asset, for so long as such obligation fails to satisfy such requirements.~~

“Equityholder” means Ares Capital CP Funding Holdings LLC, a Delaware limited liability company, which owns 100% of the equity interests in the Borrower.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Erroneous Payment” means the meaning specified in Section 9.02(a).

“Erroneous Payment Deficiency Assignment” means the meaning specified in Section 9.02(a).

“Erroneous Payment Return Deficiency” means the meaning specified in Section 9.02(a).

“EU Bail-In Legislation Schedule” has the meaning assigned to that term in Section 11.14.

“EUR” and “euro” denote the single currency of the Participating Member States.

“European Lender” means a Lender that is domiciled in Europe or has its primary lending office in Europe.

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Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.11(d) and (d) any Taxes imposed under FATCA.

“Exposure Amount” means, as of any date of determination, with respect to any Delayed Draw Loan Asset or Revolving Loan Asset, (i) the maximum commitment of the Borrower with respect to such Revolving Loan Asset or Delayed Draw Loan Asset (excluding any original issue discount) under the terms of the applicable Loan Agreement to make advances (and, for the avoidance of doubt, the Borrower’s commitment in respect of a Loan Asset as to which the commitment to make additional advances has been terminated shall be zero) minus (ii) the Outstanding Balance of such Delayed Draw Loan Asset or Revolving Loan Asset on such date of determination.

“Exposure Amount Shortfall” has the meaning assigned to that term in Section 2.02(f).

“Facility Attachment Ratio” means (a) for any First Lien Loan Asset, as of any date of determination, an amount equal to, the product of (i) the First Out Attachment Ratio, (ii) the Applicable Percentage and (iii) the Assigned Value, as of such date; (b) for any First Lien Last Out Loan Asset, as of any date of determination, an amount equal to, the sum of (i) the First Out Attachment Ratio and (ii) the product of (A) the Last Out Attachment Ratio less the First Out Attachment Ratio, (B) the Applicable Percentage and (C) the Assigned Value, as of such date and (c) for any Second Lien Loan Asset, as of any date of determination, an amount equal to, the sum of (i) the Senior Net Leverage Ratio and (ii) the product of (A) the Net Leverage Ratio less the Senior Net Leverage Ratio, (B) the Applicable Percentage and (C) the Assigned Value, as of such date; provided that the Facility Attachment Ratio for any Designated Loan Asset that is a First Lien Loan Asset, First Lien Last Out Loan Asset or Second Lien Loan Asset shall be determined as set forth above in clause (a), (b) or (c) respectively, as applicable.

“Facility Maturity Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the date of the declaration, or automatic occurrence, of the Facility Maturity Date pursuant to Section 7.01, (iii) the Collection Date and (iv) the occurrence of the termination of this Agreement pursuant to Section 2.18(b) hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (and any related laws, rules or practices) implementing or modifying the foregoing.

~~“FDIC” means the Federal Deposit Insurance Corporation, and any successor thereto.~~

~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

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“Federal Funds Rate” means, for any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

“Fees” means all fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

“Fifteenth Amendment Effective Date” means December 29, 2021.

“Fifth Amendment Effective Date” means June 7, 2012.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan Asset” means any Loan Asset that (i) is secured by a valid and perfected first priority Lien on all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to any expressly permitted liens under the applicable covenants in the Loan Agreement for such Loan Asset, including those set forth in “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary, and (ii) ~~has a Loan-to-Value Ratio not greater than 65%, and (iii)~~ is not by its terms (and is not expressly permitted by its terms to become) subordinate in right of payment to any other obligation for borrowed money of the Obligor of such Loan Asset, other than with respect to the liquidation of such Obligor or such Underlying Collateral.

“First Lien Loan Asset” means any Loan Asset that (i) is secured by a valid and perfected first priority Lien on all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to any expressly permitted liens under the applicable covenants in the Loan Agreement for such Loan Asset, including those set forth in “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary, and (ii~~) has a Loan-to-Value Ratio not greater than 60%, and (iii~~) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor.

“First Out Attachment Ratio” means, with respect to any Loan Asset, as of any date of determination, an amount equal to the Senior Net Leverage Ratio with respect to all or

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any portion of such Loan Asset that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last Out Loan Asset or first lien last out Indebtedness within the capital structure).

“First Tier Loan Assignment” has the meaning set forth in the First Tier Purchase and Sale Agreement.

“First Tier Purchase and Sale Agreement” means that certain Amended and Restated Purchase and Sale Agreement, dated as of the Closing Date and amended and restated as of the Restatement Date, between the Transferor, as the seller, and the Equityholder, as the purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Fixed Rate Excess” means as, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Coupon for such date of determination over the Minimum Weighted Average Coupon on such date of determination and (ii) the Adjusted Borrowing Value of all Fixed Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination, and the denominator of which is the Adjusted Borrowing Value of all Floating Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination.

“Fixed Rate Loan Asset” means a Loan Asset other than a Floating Rate Loan Asset.

“Floating Rate Loan Asset” means a Loan Asset under which the rate payable by the Obligor thereof is based on the Applicable Prime Rate or the applicable Benchmark, plus some specified interest percentage in addition thereto, and the Loan Asset provides that such rate will reset immediately upon any change in the related Applicable Prime Rate or the Benchmark.

“Floor” means for purposes of this Agreement, 0%.

“Floor Obligation” means, as of any date, a Floating Rate Loan Asset (a) for which the related Underlying Instruments allow a floating rate option, (b) that provides that such floating rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the applicable interbank offered rate or other floating rate for the applicable interest period for such Loan Asset and (c) that, as of such date, bears interest based on such floating rate option, but only if as of such date such applicable interbank offered rate or other floating rate for the applicable interest period is less than the “floor” rate.

“Foreign Lender” has the meaning assigned to that term in Section 2.11(d)(ii)(B).

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Advances other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit

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“Initial Payment Date” means the 15th day of April 2010 (or if such day is not a Business Day, the next succeeding Business Day).

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral, or an ACORD certificate or other evidence of such insurance.

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation which is neither required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Loan Agreement other than, prior to an Event of Default hereunder and with prior notice to the Agent, any such amount for which the Servicer has consented, in its reasonable business discretion, to be used to restore, improve or repair the related property or otherwise to be paid to the Obligor under the Loan Agreement.

“Interest” means, with respect to any period and any Loan Asset, for the Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated under the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Loan Agreement for each such Loan Asset and in any case that “Interest” or such comparable definition is not defined in such Loan Agreement, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

“Interest Collection Account” means a sub-account (account number 787456-201 at the Bank) of the Collection Account into which Interest Collections shall be segregated.

“Interest Collections” means, (i) with respect to any Loan Asset, all payments and collections attributable to interest on such Loan Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees or other amounts received in respect of Loan Assets.

“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) EBITDA to (b) Interest.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Agent in the form of Exhibit E to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Restatement Date.

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from the Transferor by the Borrower prior to the Restatement Date pursuant to the Original Purchase and Sale Agreement or (y) acquired by the Borrower from the Equityholder under the Second Tier Purchase and Sale Agreement and by the Equityholder from the Transferor under the First Tier Purchase and Sale Agreement and owned by the Borrower on the initial Advance Date (as set forth on the Loan Asset Schedule delivered on the initial Advance Date) or acquired by the Borrower after the initial Advance Date pursuant to the delivery of the Loan Assignments and listed on Schedule I to such Loan Assignments (or in the case of the Acquisition Participation Interests, the applicable participation documentation), which Schedule I is in the possession of Ares Capital Funding LLC and includes specific accounts, instruments or general intangibles.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan Asset, of all Required Loan Documents to be included within the respective Loan Asset File, which shall specify (i) whether such document is an original or a copy and (ii) whether such Loan Asset is a Third Party Acquired Loan Asset.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto.

“Loan Asset Register” has the meaning assigned to that term in Section 5.03(l).

“Loan Asset Schedule” means the schedule of Loan Agreements evidencing Loan
Assets delivered by the Borrower to the Collateral Custodian and the Agent. Each such schedule shall set forth, as to any Eligible Loan Asset to be Pledged hereunder, the applicable information specified on Schedule V, which shall also be provided to the Collateral Custodian in electronic format acceptable to the Collateral Custodian.

“Loan Assignments” means, collectively, the First Tier Loan Assignment (as such term is defined in the First Tier Purchase and Sale Agreement) and the Second Tier Loan Assignment (as such term is defined in the Second Tier Purchase and Sale Agreement).

~~“Loan-to-Value Ratio” means, with respect to any Loan Asset, as of any date of determination, the percentage equivalent of a fraction, (i) the numerator of which is equal to the commitment amount as provided in the applicable Loan Agreements of such Loan Asset plus the commitment amount of any other senior or pari passu Indebtedness of the related Obligor (including, in the case of Revolving Loan Assets and Delayed Draw Loan Assets, without duplication, the maximum availability thereof) and (ii) the denominator of which is equal to the enterprise value of the Underlying Collateral securing such Loan Asset (as determined by the Transferor in accordance with the Servicing Standard unless the Agent in its reasonable discretion disagrees with such determination, in which case the Agent shall determine the enterprise value of the Underlying Collateral).~~

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“Management Agreement” means the Restated Investment Advisory and Management Agreement, dated as of June 6, 2011, between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated or otherwise modified from time to time.

~~“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.~~

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Trustee, the Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Trustee’s, the Agent’s or the other Secured Parties’ lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset (or, solely in the case of clause (d)(ii)(y), a change to any loan senior to a Loan Asset) which:

(a) reduces or forgives any or all of the principal amount due under such Loan Asset;

(b) delays or extends the required or scheduled amortization in any way that increases the Average Life of such Loan Asset; provided ~~that a “Material Modification” shall not be deemed to have occurred pursuant to this clause (b) if (x) the Average Life of such Loan Asset is increased by not more than 20% from its Average Life on the related Cut-Off Date and (y) the Net Leverage Ratio of such Loan Asset is not more than 85% of the maximum established in the Net Leverage Ratio covenant of such Loan Asset; provided further~~ that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Net Leverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date.

(c) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any Partial PIK Loan Asset), or reduces the spread or coupon with respect to such Loan Asset; provided that a “Material Modification” shall not be deemed to have occurred pursuant to this clause (c) if (x) such spread or coupon is reduced a maximum of one time and by not more than 20% from the spread or coupon on the related Cut-Off Date and (y) the Interest Coverage Ratio of such Loan Asset is greater than 2.0:1.0 at the time of such

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reduction; provided further that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date.

(d) (i) in the case of a First Lien Loan Asset, contractually or structurally subordinates such Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset or (ii) in the case of a First Lien Last Out Loan Asset or Second Lien Loan Asset, (x) contractually or structurally subordinates such Loan Asset to any obligation (other than any loan which existed at the Cut-Off Date for such Loan Asset which is senior to such Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset or (y) increases the commitment amount of any loan senior to such Loan Asset and the Net Leverage Ratio of such Loan Asset increases by more than ~~0.5~~0.75x as a result of such increase;

(e) substitutes, alters or releases the Underlying Collateral securing such Loan Asset and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Agent, materially and adversely affects the value of such Loan Asset;

(f) provides additional funds to the Obligor of such Loan Asset with the intent of keeping that Loan Asset current; or

(g) amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Loan Asset or (ii) any term or provision of such Loan Agreement referenced in or utilized in the calculation of the “Senior Net Leverage Ratio”, “Net Leverage Ratio”, “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions for such Loan Asset, in either case in a manner that, in the sole reasonable judgment of the Agent, is materially adverse to the Secured Parties; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio, Senior Net Leverage Ratio or Net Leverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date.

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“Maximum Facility Amount” means the aggregate Commitments of the Lenders then in effect, which amount may be up to $~~1,775,000,000~~2,150,000,000, as such amount may vary from time to time pursuant to Section 2.18(b) or Section 2.22; provided that, at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Minimum Required Equity Amount” means~~, as of any date of determination, an amount equal to the greater of (i) $375,000,000 and (ii) the sum of the Adjusted Borrowing Values of all Eligible Loan Assets attributable to the three Obligors having the largest Obligor concentration; such Obligor concentrations to be determined by summing, for each Obligor, the Adjusted Borrowing Values for all Eligible Loan Assets of such Obligor on such date of determination~~ $500,000,000.

“Minimum Weighted Average Coupon” means 5.00%.

“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if the Weighted Average Coupon of all Loan Assets included in the Collateral Portfolio is equal to or greater than the Minimum Weighted Average Coupon.

“Minimum Weighted Average Spread” means 3.00%.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread of all Loan Assets included in the Collateral Portfolio is equal to or greater than the Minimum Weighted Average Spread.

~~“Monthly Period” means, for any date of determination, the period from but excluding the immediately preceding Determination Date to and including the immediately succeeding Determination Date.~~

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Mortgage” means the mortgage, deed of trust or other instrument creating a Lien on an interest in real property securing a Loan Asset, including the assignment of leases and rents related thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which, in the case of the Borrower, the Borrower or any ERISA Affiliate thereof, or in the case of the Servicer, the Servicer or any ERISA Affiliate thereof, contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“Net Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Net Leverage Ratio” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Net Leverage Ratio” or such

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comparable definition is not defined in such Loan Agreement, the ratio of (a) Indebtedness minus Unrestricted Cash to (b) EBITDA.

~~“Ninth Amendment Effective Date” means October 2, 2017.~~

“Non-Usage Fee” has the meaning ascribed thereto in the Non-Usage Fee Letter.

“Non-Usage Fee Letter” means that certain non-usage fee letter agreement, dated as of the Eleventh Amendment Effective Date, by and among the Borrower, the Servicer and the Agent (on behalf of the Lenders), as amended, modified, waived, supplemented, restated or replaced from time to time.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan Asset or (ii) require any holder of the indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor.

“Notice and Request for Consent” has the meaning assigned to that term in Section 2.07(d)(i).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Agent in the form attached hereto as Exhibit F.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding or a reduction of the aggregate Commitments, as applicable, pursuant to Section 2.18, in the form attached hereto as Exhibit G or Exhibit H, as applicable.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Agent, the Bank, any Hedge Counterparty, the Trustee or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances, Hedge Breakage Costs, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, any Hedge Counterparty, the Agent or the Trustee under this Agreement and/or any other Transaction Document, including, without limitation, any amounts payable under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement), any Lender Fee Letter, any Commitment Termination Premium and costs and expenses payable by the Borrower to the Lenders, the Agent, the Bank, the Trustee or the Collateral Custodian, including reasonable attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

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“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Agreement” means a participation agreement, with respect to any Acquisition Participation Interests, if any, in such form as may be approved by the Agent in its sole discretion.

“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such loan would constitute an Eligible Loan Asset were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.

“Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day; provided that the final Payment Date shall occur on the Collection Date.

“Payment Duties” has the meaning assigned to that term in Section 10.02(b)(i).

“Payment Recipient” has the meaning assigned to that term in Section 9.02(a).

“Pension Plan” has the meaning assigned to that term in Section 4.01(x).

“Permitted Investment Required Ratings” means a long-term credit rating by Moody’s that is no lower than Moody’s then current long-term sovereign rating of the United States and by S&P that is no lower than S&P’s then current long-term sovereign rating of the United States, in the case of long-term debt obligations, or “Prime-1” by Moody’s (which is not then on credit watch for possible downgrade by Moody’s) and “A-1+” by S&P, in the case of commercial paper and short-term obligations; provided that if such obligation or security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating by Moody’s that is no lower than Moody’s then current long-term sovereign rating of the United States and by S&P that is no lower than S&P’s then current long-term sovereign rating of the United States.

“Permitted Investments” means either cash or any United States dollar investment that, at the time it is delivered (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof, and (y) is one or more of the following obligations or securities:

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(a) direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities or with the Agent, in each case payable within 60 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Permitted Investment Required Ratings;

(c) commercial paper or other short-term obligations (other than asset-backed commercial paper) that is payable in United States dollars with the Permitted Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 60 days from their date of issuance; and

(d) money market funds that have, at all times, credit ratings of “Aaa” and “MR1+” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively; and

provided that (1) Permitted Investments purchased with funds in any Controlled Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (f) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Permitted Investments are issued by the ~~Collateral Agent~~Trustee in its capacity as a banking institution, in which event such Permitted Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Permitted Investments if (A) such obligation or security has an “f”, “r”, “p”, “pi”, “q” or “t” subscript assigned by S&P, (B) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (C) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding Taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes on an after-tax basis, (D) such obligation or security is secured by real property, (E) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (F) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (G) in the Servicer’s judgment, such obligation or security is subject to material non-credit related risks, (H) such obligation is a structured finance obligation or (I) such obligation or security is represented by a certificate of interest in a grantor trust. Any investment that is a Permitted Investment pursuant to the above provisions of this definition shall not be

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in cash accrues at a rate equal to or in excess of (a) the applicable London interbank offered rate or SOFR rate plus ~~2.0~~2.25%, if such Loan Asset is a Floating Rate Loan Asset with an interest rate based on the Benchmark applicable to such Loan Asset pursuant to the Loan Agreement for such Loan Asset, (b) the Applicable Prime Rate, if such Loan Asset is a Floating Rate Loan Asset with an interest rate based on the Applicable Prime Rate, and (c) 6.0%, if such Loan Asset is a Fixed Rate Loan Asset (any such Loan Asset described in this proviso, a “Partial PIK Loan Asset”).

“Pledge” means the pledge of any Eligible Loan Asset or other Portfolio Asset pursuant to Article II.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Restatement Date, between the Equityholder, as pledgor, and the Trustee, as pledgee, as such Pledge Agreement may from time to time be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Portfolio Assets” means all Loan Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)all rights with respect to the Loan Assets to which the Transferor is entitled as lender under the applicable Loan Agreement;

(c)the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d)any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(e)all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(f)all Insurance Policies with respect to any Loan Asset;

(g)all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h)the Purchase and Sale Agreements (including, without limitation, rights of recovery of the Borrower against the Equityholder and the Transferor) and the assignment to the Trustee, for the benefit of the Secured Parties, of all UCC financing statements
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filed by the Borrower against the Equityholder and filed by the Equityholder against the Transferor under or in connection with the Purchase and Sale Agreements;

(i) any Hedging Agreement and all payments from time to time due thereunder;

(j) all records (including computer records) with respect to the foregoing; and

(k) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Prime Rate” means the rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account” means a sub-account (account number 787456-202 at the Bank) of the Collection Account into which Principal Collections shall be segregated.

“Principal Collections” means (i) any deposits by the Borrower in accordance with Section 2.06(a)(i) or Section 2.07(e)(i), (ii) with respect to any Loan Asset, all amounts received which are not Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales, dispositions or securitizations, in each case, attributable to the principal of such Loan Asset and (iii) all payments received pursuant to any Hedging Agreement or Hedge Transaction; provided that, for the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account or amounts withdrawn pursuant to Section 2.21.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (as determined under clause (i) of the definition of “Commitment”), by the aggregate Commitments of all the Lenders (as determined under clause (i) of the definition of “Commitment”).

“Proceeds” means, with respect to any Collateral Portfolio, all property that is receivable or received when such Collateral Portfolio is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral Portfolio.

“Purchase and Sale Agreements” means the First Tier Purchase and Sale Agreement and the Second Tier Purchase and Sale Agreement.

“Purchase Price” means, with respect to any Loan Asset, an amount (expressed as a percentage) equal to (i) the purchase price paid by the Borrower for such Loan Asset (exclusive of any accrued interest, original issue discount and closing fees) divided by (ii) the Outstanding Balance of such Loan Asset outstanding as of the date of such purchase (exclusive of any accrued interest, original issue discount and closing fees); provided that any Loan Asset acquired
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by the Borrower in connection with the primary syndication of such Loan Asset and with a “Purchase Price” equal to or greater than 97% (including, for the avoidance of doubt, in excess of 100%) shall be deemed to have a “Purchase Price” equal to 100%.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral Portfolio or maintained with respect to the Collateral Portfolio and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower, the Transferor or the Equityholder have acquired an interest pursuant to the Purchase and Sale Agreements or in which the Borrower, the Transferor or the Equityholder have otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset subject to clauses (ii) or (iv) of the definition of “Value Adjustment Event”, as applicable, is sold, discarded or abandoned (after a determination by the Servicer that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.14.

“Registered” means, for the purposes of the definition of “Permitted Investments”, in registered form for United States federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Reinvestment Period” means, the period commencing on the Closing Date and ending on the earliest to occur of (i) the three year anniversary of the ~~Fifteenth~~Seventeenth Amendment Effective Date (or such later date as is agreed to in writing by the Borrower, the Servicer, the Agent and the Lenders pursuant to Section 2.19), (ii) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release Date” has the meaning assigned to that term in Section 2.07(e).

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made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower (except for reasonable management fees to the Transferor or its Affiliates in reimbursement of actual management services performed). For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document do not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.

“Retained Interest” means, with respect to any Agented Note that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Note and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Agented Note that relate to such portion(s) of the indebtedness that is owned by another lender.

“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria” has the meaning assigned to that term in Section 12.02(b)(i).

“Revolving Loan Asset” means a Loan Asset that is a line of credit or contains an unfunded commitment arising from an extension of credit by the Transferor to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

“SBIC Subsidiary” means any direct or indirect wholly-owned Subsidiary (including such Subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interests in the SBIC Subsidiary) of the Borrower licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted), and which is designated by the Borrower (pursuant to a certificate of a financial officer delivered to the Agent) as an SBIC Subsidiary.

“S&P” means S&P Global Ratings and any successor thereto.

“Sanction” or “Sanctions” means, individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws ~~, including but not limited to those~~ imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries.

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“Sanctioned Person” means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any Sanctions, including those listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List~~; (b) listed on~~ and OFAC’s Consolidated Non-SDN List; (~~c~~b) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (~~d~~c) a ~~Person that is a~~ Sanctions target ~~pursuant~~of or subject to any territorial or country-based Sanctions program.

“Scheduled Payment” means each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Second Amendment Effective Date” means January 18, 2011.

“Second Lien Loan Asset” means any Loan Asset that (i) is secured by a valid and perfected second priority security interest on all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset (whether or not there is also a security interest of a higher or lower priority in additional collateral), subject to any expressly permitted liens under the applicable covenants in the Loan Agreement for such Loan Asset, including those set forth in “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary, (ii) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the first priority security interest except after an event of default thereunder, and (iii) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority security interest, the amount of the indebtedness covered by such first priority security interest is limited (in terms of aggregate dollar amount or percent of outstanding principal or both)~~, and (iv) has a Loan-to-Value Ratio of not greater than 70%~~.

“Second Tier Loan Assignment” has the meaning set forth in the Second Tier Purchase and Sale Agreement.

“Second Tier Purchase and Sale Agreement” means that certain Second Tier Purchase and Sale Agreement, dated as of the Restatement Date, between the Equityholder, as the seller, and the Borrower, as the purchaser, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Secured Party” means each of the Agent, each Lender (together with its successors and assigns), the Trustee, the Collateral Custodian, the Bank and each Hedge Counterparty.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Parties” has the meaning assigned to that term in the definition of “Acquisition Agreement”.

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“Senior Net Leverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness in the Loan Agreement for each such Loan Asset, and in any case that “Senior Net Leverage Ratio” or such comparable definition is not defined in such Loan Agreement, the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness (including First Lien Last Out Loan Assets) minus Unrestricted Cash, as of the applicable test date, to (b) EBITDA, for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Loan Agreement.

“Servicer” means at any time the Person then authorized, pursuant to Section 6.01 to service, administer, and collect on the Loan Assets and exercise rights and remedies in respect of the same.

“Servicer Pension Plan” has the meaning assigned to that term in Section 4.03(p).

“Servicer Termination Event” means the occurrence of any one or more of the following events:

(a) any failure by the Servicer to make any payment, transfer or deposit into the Collection Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) or the Unfunded Exposure Account, as required by this Agreement or any Transaction Document which continues unremedied for a period of ~~two~~five Business Days;

(b) any failure on the part of the Servicer duly to (i) observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any material delegation of the Servicer’s duties that is not permitted by Section 6.01 of this Agreement) or (ii) comply in any material respect with the Servicing Standard regarding the servicing of the Collateral Portfolio and in each case the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Agent or the Trustee and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(c) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of United States $100,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such amount of recourse debt whether or not waived;

(d) a Bankruptcy Event shall occur with respect to the Servicer;

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(e) [Reserved];

(f) Ares or an Affiliate thereof shall cease to be the Servicer including by resignation otherwise permitted hereunder;

(g) at any time, Ares fails to maintain the Asset Coverage Ratio ~~at greater than or equal to 1.50:1.00~~required for a business development company under the 1940 Act;

(h) Ares permits Shareholders’ Equity at the last day of any of its fiscal quarters to be less than ~~$3,900,000,000 plus 25% of the net proceeds of the sale of equity interests by the Servicer and its Subsidiaries after March 30, 2018~~the amount required pursuant to Section 6.07(a) of the Fifteenth Amended and Restated Senior Secured Credit Agreement, dated as of April 12, 2024, between Ares Capital Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent;

(i) [Reserved];

(j) any failure by the Servicer to deliver ~~(i) any required Servicing Report on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be or (ii) any other~~any Required Reports hereunder on or before the date occurring five Business Days after the date such report is required to be made or given, as the case may be, in each case under the terms of this Agreement;

(k) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Agent or any of the Secured Parties and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Agent or the Trustee and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;

(l) any financial or other information reasonably requested by the Agent or the Trustee is not provided as requested within a reasonable amount of time following such request;

(m) the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $100,000,000, individually or in the aggregate (excluding, in each case, any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 60 day period;

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(n) any change in the control of the Servicer that takes the form of either a merger or consolidation that does not comply with the provisions of Section 5.04(a) of this Agreement;

(o) the occurrence of the Facility Maturity Date;

(p) an Affiliate of the Servicer fails to be the Equityholder; or

(q) any other event (i) which has caused, or which may cause, a Material Adverse Effect on the assets, liabilities, financial condition, business or operations of the Servicer or (ii) which has caused, or which would reasonably be expected to cause, a Material Adverse Effect on the ability of the Servicer to meet its obligations under the Transaction Documents to which it is a party.

“Servicer Termination Notice” has the meaning assigned to that term in Section 6.01(b).

“Servicer’s Certificate” has the meaning assigned to that term in Section 6.08(c).

“Servicing Fees” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Remittance Period, which fee shall be equal to the product of (i) 0.50%, (ii) the arithmetic mean of the aggregate outstanding principal balance of the Collateral Portfolio on the first day and on the last day of the related Remittance Period and (iii) the actual number of days in such Remittance Period divided by 360.

“Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.

“Servicing Report” has the meaning assigned to that term in Section 6.08(b).

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral Portfolio, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (i) if the Servicer is the originator or an Affiliate thereof, the higher of: (A) in a manner which the Servicer believes to be consistent with the practices and procedures followed by institutional servicers of national standing relating to assets of the nature and character of the Loan Assets, and (B) the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others, and (ii) if the Servicer is not the originator or an Affiliate thereof, the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“~~Seventh~~Seventeenth Amendment Effective Date” means ~~May 14~~October 8, ~~2014~~2024.

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“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Servicer and its Subsidiaries at such date.

~~“Sixteenth Amendment Effective Date” means June 30, 2022.~~

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website.

~~“SOFR Adjustment” means 0.10%.~~

“SOFR Administrator” means The Federal Reserve Bank of New York (or any successor administrator).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“Spread Differential” means, for any date of determination, (a) the weighted average interest rate of the Loan Assets included in the Collateral Portfolio on such date minus (b) the Yield Rate for such date.

“Spread Excess” means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Spread for such date of determination over the Minimum Weighted Average Spread on such date of determination and (ii) the Adjusted Borrowing Value of all Floating Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination, and the denominator of which is the Adjusted Borrowing Value of all Fixed Rate Loan Assets (excluding any defaulted Loan Assets) held by the Borrower as of such date of determination.

“State” means one of the fifty states of the United States or the District of Columbia.

“Stated Maturity Date” means, the five year anniversary following the ~~Fifteenth~~Seventeenth Amendment Effective Date or such later date as is agreed to in writing by the Borrower, the Servicer, the Agent and the Lenders pursuant to Section 2.19.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening

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of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Pledged by the Borrower to the Trustee, on behalf of the Secured Parties, pursuant to Section 2.07(a) or Section 2.07(e)(ii).

“Supermajority” means a combination of Lenders representing an aggregate of more than 66-2/3% of the aggregate Commitments of the Lenders then in effect; provided that, if there are two or more unaffiliated Lenders party to this Agreement as of the applicable date of determination, then at least two such Lenders shall be required to constitute a Supermajority; provided further that the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of a Supermajority.

“Swingline Advance” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.01, and all such swingline loans collectively as the context requires.

“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Advances, subject to the terms and conditions herein, in an amount not greater than $~~175,000,000~~200,000,000 (without regard to any future reimbursement of Swingline Advances by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender hereunder, and is not in addition thereto.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Refund Date” has the meaning assigned to that term in Section 2.25(a).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in EUR.

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

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“Unrestricted Cash” the meaning of “Unrestricted Cash” or any comparable definition in the Loan Agreements for each Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Loan Agreement, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(i)(x) the Interest Coverage Ratio for any Relevant Test Period with respect to such Loan Asset is (A) less than ~~90~~85% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date, and (B) less than 1.50:1.00, or (y) the Senior Net Leverage Ratio (or, with respect to any Second Lien Loan Asset or Designated Loan Asset, the Net Leverage Ratio) for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (A) more than 0.75x higher than such ratio as calculated on the applicable Cut-Off Date, and (B) greater than 3.50:1.00; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio, the Senior Net Leverage Ratio, or the Net Leverage Ratio for any Loan Asset as determined on the applicable Cut-Off Date;

(ii) an Obligor payment default under any Loan Asset (after giving effect to any applicable grace or cure periods, but in any case not to exceed five Business Days, in accordance with the Loan Agreement);

(iii) (x) the failure to deliver a “loan level” financial reporting package no later than 45 days after the end of each month (to the extent required by the underlying loan documents), 60 days after the end of each quarter or 130 days after the end of each fiscal year, or such greater number of days as allowed in the Loan Agreement, including any grace and/or cure periods set forth in the Loan Agreement, but which shall in no case exceed 150 days after the end of each fiscal year (unless waived or otherwise agreed to by the Agent in its sole discretion) or (y) any other Obligor default under any Loan Asset (after giving effect to any applicable grace or cure periods in accordance with the Loan Agreement) that

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(j) reference to the par or principal amount of any Loan Asset shall, unless otherwise expressly set forth herein, be calculated exclusive of accrued and Accreted Interest.

(k) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to Agent a written reconciliation in form and substance reasonably satisfactory to Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

ARTICLE II.
THE FACILITY
Section 2.01 Advances.

(a) Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request that the Lenders make Advances to the Borrower secured by the Collateral Portfolio, in an aggregate amount up to the Availability as of such date, (x) to the Borrower for the purpose of purchasing Eligible Loan Assets or as otherwise permitted in accordance with Section 5.02(i) or (y) to the Unfunded Exposure Account in an amount up to, prior to the end of the Reinvestment Period, the aggregate of all Unfunded Exposure Equity Amounts and, on the last day of the Reinvestment Period, the Exposure Amount Shortfall; provided that, other than pursuant to Section 2.02(f), no Lender shall be obligated to make any Advance on or after the earlier to occur of the last day of the Reinvestment Period or the date that is two Business Days prior to the Stated Maturity Date. Other than pursuant to Section 2.02(f), under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. Notwithstanding anything to the contrary herein (other than pursuant to Section 2.02(f)), no Lender shall be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance that would exceed the lesser of (x) such Lender’s unused Commitment then in effect and (y) the aggregate unused Commitments then in effect.

(b) Swingline Advances. On the terms and conditions hereinafter set forth, from time to time from the Eighth Amendment Effective Date until the end of the Reinvestment Period, the Borrower may, at its option, request the Swingline Lender make Swingline Advances to the Borrower by delivering a Notice of Borrowing ~~Notice~~ with respect to such requested Swingline Advance to the Agent, which shall forward such Notice of Borrowing ~~Notice~~ to the

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Swingline Lender and provide notification to the Lenders with respect thereto. Following the receipt of a Notice of Borrowing ~~Notice~~ during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Swingline Lender shall make the requested Swingline Advances to the Borrower; provided that the Swingline Lender shall not fund any Swingline Advance if, after giving effect to the amount of the Swingline Advance requested, in the sole discretion of the Swingline Lender, an Event of Default has occurred or would result therefrom or an Unmatured Event of Default exists or would result therefrom. Notwithstanding anything to the contrary herein, the Swingline Lender shall not be obligated to provide the Borrower with aggregate funds in connection with a Swingline Advance that would exceed the least of (x) the amount requested by the Borrower for such Swingline Advance, (y) the positive difference between (A) the Swingline Commitment then in effect and (B) the aggregate outstanding Swingline Advances as of such date and (z) the maximum amount that, after taking into account the proposed use of the proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Borrowing Base.

(c) Evidence of Advances. Each Advance and all repayments thereof shall be evidenced by the applicable Lender’s loan accounts and records. Such loan accounts and records shall be conclusive absent manifest error of the amount of the Advances and repayments thereof. Any failure to record any Advance or repayment thereof or any error in doing so shall not limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Advances.

(d) Intent of Parties. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder and all other Obligations of the Borrower to the Lenders and the Agent incurred through the Advances shall constitute “loans” and not “securities” for all purposes, including, without limitation for purposes of Section 8-102(15) of the UCC.

Advances to be made for the purpose of refunding Swingline Advances shall be made by the Lenders as provided in Section 2.25.

Section 2.02 Procedure for Advances.

(a) During the Reinvestment Period, the Lenders will make Advances and the Swingline Lender will make Swingline Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof.

(b) Each Advance shall be made on at least two Business Days’ irrevocable written notice from the Borrower to the Agent (who will provide each Lender with a copy promptly upon receipt thereof), with a copy to the Trustee and the Collateral Custodian, in the form of a Notice of Borrowing; provided that such Notice of Borrowing shall be deemed to have been received by the Agent on a Business Day if delivered no later than 3:00 p.m. (New York City time) on such Business Day and if not delivered by such time, shall be deemed to have been received on the following Business Day. Each Swingline Advance shall be made on any Business Day on which written notice is received from the Borrower by the Agent (who will provide the Swingline Lender and each other Lender with a copy promptly upon receipt thereof),

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instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2.04. The Servicer and the Borrower shall promptly transmit to the Agent by telecopy or e-mail a copy of all instructions and directions given to the Trustee or the Bank by such party pursuant to Section 2.04. The Agent shall promptly transmit to the Servicer and the Borrower by telecopy or e-mail a copy of all instructions and directions given to the Trustee or the Bank by the Agent, pursuant to Section
2.04. In the event the Trustee or the Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received by the Agent, the Trustee or the Bank, as applicable, shall rely on and follow the instructions given by the Agent; provided that the Trustee or Bank, as applicable, shall promptly provide notification to the Servicer or the Borrower of such conflicting instructions; provided, further, that any such failure on the part of the Trustee to deliver such notice shall not render such action by the Trustee invalid.

Section 2.06 Borrowing Base Deficiency Payments.

(a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall, within (5) five Business Days from the date of such Borrowing Base Deficiency, eliminate such Borrowing Base Deficiency, unless the Servicer has provided evidence satisfactory to the Agent, in its sole discretion, that the Borrower will eliminate such breach in its entirety by depositing cash into the Principal Collection Account, fifteen (15) Business Days. The Borrower may eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in United States dollars into the Principal Collection Account, (ii) repay Advances (together with any Breakage Fees, any Hedge Breakage Costs and all accrued and unpaid costs and expenses of the Agent and the Lenders, in each case in respect of the amount so prepaid), and/or (iii) subject to the approval of the Agent, in its sole discretion (and the Agent shall use reasonable efforts to give such approval in a timely fashion), Pledge additional Eligible Loan Assets.

(b) No later than 2:00 p.m. on the Business Day prior to the proposed repayment of Advances or Pledge of additional Eligible Loan Assets pursuant to Section 2.06(a), the Borrower (or the Servicer on its behalf) shall deliver (i) to the Agent (with a copy to the Trustee and the Collateral Custodian), notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (ii) to the Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Pledged and added to the updated Loan Asset Schedule. Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.06 shall be irrevocable.

Section 2.07 Substitution and Sale of Loan Assets; Affiliate Transactions.

(a) Substitutions. The Borrower may, with the consent of the Agent in its sole discretion, replace any Loan Asset as a Loan Asset so long as (i) no event has occurred, or would result from such substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such substitution, which constitutes an Unmatured Event

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the Equityholder, the Transferor or to Affiliates of the Transferor or the Equityholder, and none of the Transferor, the Equityholder nor any Affiliates thereof will have a right or ability to purchase, the Loan Assets other than (i) as not prohibited by Section 2.07(h) and (ii) in sales on an arms’ length basis and for fair market value or at a price specified herein; provided that (x) the proceeds of such sale shall be deposited into the Principal Collection Account to be disbursed in accordance with Section 2.04, (y) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; and (z) the Agent shall provide prior written consent to such sale. For the avoidance of doubt, nothing in this clause (g) shall prohibit the Borrower or the Equityholder, respectively, from transferring or distributing its Loan Assets to the holders of its equity or Affiliates, as applicable, in accordance with Section 2.07(a), 2.07(c), 2.07(d) or 2.07(e) herein and subject to the limitations, if applicable, of Section 2.07(h).

(h) Limitations on Sales, Substitutions and Repurchases.

(i) The Outstanding Balance of all Loan Assets subject to clauses (ii), (iv) or (vi) of the definition of “Value Adjustment Event” which were included in all Lien Release Dividends or substituted by the Borrower pursuant to Section 2.07(a), in each case during the 12-month period immediately preceding the proposed Lien Release Dividend Date or date of substitution, as applicable, does not exceed 10% of the highest aggregate Outstanding Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date).

(ii) The Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) sold pursuant to Section 2.07(b), sold without the consent of the Agent in accordance with Section 2.07(c) (other than any Loan Asset sold without such consent due to the fact that the Outstanding Balance of such Loan Asset is less than or equal to 2% of the aggregate Outstanding Balance of all ~~Loans~~Loan Assets pursuant to Section 2.07(b)) (in each case, other than Loan Assets subject to clauses (ii), (iv) or (vi) of the definition of “Value Adjustment Event”), substituted pursuant to Section 2.07(a) or released pursuant to Section 2.07(d) during the 12-month period immediately preceding the proposed date of sale, substitution or Lien Release Dividend (or such lesser number of months as shall have elapsed as of such date) does not exceed 20% of the highest aggregate Outstanding Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date).

(i) Notices to Lenders. The Agent will provide the Lenders with copies of any notices promptly upon receipt thereof and, if requested by the Lenders, other materials received by the Agent pursuant to this Section 2.07 in connection with any sale, substitution or repurchase of Loan Assets.

Section 2.08 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. (New York City time) on the day when due in lawful money of the United States in immediately

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Agent, each of the Lenders, the Borrower and the Servicer. The Borrower confirms that any of the Lenders or the Agent, in their sole and absolute discretion, without regard to the value or performance of the Loan Assets or any other factor, may elect not to extend the Stated Maturity Date or the date set forth in clause (i) of the definition of “Reinvestment Period”.

Section 2.20 Collections and Allocations.

(a) The Servicer shall promptly identify all Available Collections received in the Collection Account as being on account of Interest Collections or Principal Collections and shall segregate all Principal Collections and Interest Collections and transfer the same to the Principal Collection Account and the Interest Collection Account, respectively. If, notwithstanding compliance with Section 5.03(q), the Servicer receives any collections directly, the Servicer shall transfer, or cause to be transferred, any such collections received directly by it (if any) to the Collection Account by the close of business within two Business Days after such Collections are received; provided that the Servicer shall identify to the ~~Collateral Agent~~Trustee any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections. The Servicer shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account, as well as the amount on deposit in the Unfunded Exposure Account, on each Reporting Date in the Servicing Report delivered pursuant to Section 6.08(b).

(b) On the Cut-Off Date with respect to any Loan Asset, the Servicer will deposit into the Collection Account all Available Collections received in respect of Eligible Loan Assets being transferred to and included as part of the Collateral Portfolio on such date.

(c) With the prior written consent of the Agent (a copy of which will be provided by the Servicer to the Trustee), the Servicer may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Agent a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Agent in its sole discretion.

(d) Prior to notice of exclusive control, the Servicer shall, pursuant to written instruction (which may be in the form of standing instructions), direct the Trustee to invest, or cause the investment of, funds on deposit in the Controlled Accounts in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, such funds shall not be invested. A Permitted Investment acquired with funds deposited in any Controlled Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity unless the Servicer determines there is a substantial risk of material deterioration of such Permitted Investment, in its commercially reasonable discretion. All such Permitted Investments shall be registered in the name of the Bank or its nominee for the benefit of the Agent or Trustee, and otherwise comply with assumptions of the legal opinions of Latham & Watkins LLP dated the Restatement Date and delivered in connection with this Agreement (and any subsequent bringdown opinions of Latham & Watkins LLP delivered thereafter). All income and gain realized from any such investment, as well as any interest earned on deposits in any Controlled Account shall be distributed in accordance with the provisions of Article II hereof. In the event the Borrower or Servicer direct the funds to be invested in investments which are not Permitted Investments, the

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(x) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (y) terminate all of its interests, rights and obligations under this Agreement and the ~~Loan~~Transaction Documents and reduce the aggregate Commitments outstanding; provided that:

(i) (A) if such Lender’s Commitments have been assigned pursuant to clause (x) above, such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (B) if such Lender’s Commitments have been terminated pursuant to clause (y) above, such Lender shall have received payment of all such amounts payable to it hereunder from the Borrower;

(ii) in the case of any such assignment, delegation or termination resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.11, such assignment, delegation or termination will result in a reduction in such compensation or payments thereafter; and

(iii) such assignment, delegation or termination does not conflict with Applicable Law.

(c) A Lender shall not be required to make any such assignment, delegation or termination if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment, delegation or termination cease to apply.

Section 2.25 Refunding of Swingline Advances.

(a) Each Swingline Advance shall be refunded by the Lenders on the second Business Day following the date of such Swingline Advance (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Advances of the Lenders on the books and records of the Agent. Each Lender shall fund its respective Pro Rata Share of Advances as required to repay Swingline Advances outstanding to the Swingline Lender no later than 12:00 noon on the applicable Swingline Refund Date.

(b) The Borrower shall pay to the Swingline Lender, within fourteen (14) days of demand, the amount of such Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Shares.

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(ee) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates with respect to the Collateral Portfolio Pledged hereunder are held and shall be held in trust for the benefit of the Trustee, on behalf of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein.

(ff) Set-Off, etc. No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower, the Transferor, the Equityholder or the Obligor thereof, and no Collateral Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral Portfolio or otherwise, by the Borrower, the Transferor, the Equityholder or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral Portfolio otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.

(gg) Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan Asset will not be paid in full.

(hh) Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, none of the Borrower, the Transferor, the Equityholder nor the Servicer has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii) Sanctions. None of the Borrower, any Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower ~~nor~~, any Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower nor (to the knowledge of the Borrower) any of their respective directors, officers, employees and, to the extent acting in any capacity in connection with the Transaction Documents, agents (i) is a Sanctioned Person;
(ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. To

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Section 4.02 of the Original Agreement prior to the Restatement Date shall be treated as a breach of a representation or warranty under this Section 4.02, including, without limitation, for purposes of the Borrower’s obligation to repurchase Warranty Loan Assets.

Section 4.03 Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants, as of the Restatement Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Payment Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland (except as such jurisdiction is changed as permitted hereunder), with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s articles of incorporation or by-laws or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the

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Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer, a Servicer Pension Plan under Section 4042 of ERISA and no event has occurred or condition exists that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Servicer Pension Plan.

(q) Sanctions. None of the Servicer, any Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer ~~nor~~, any Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer nor (to the knowledge of the Servicer) any of their respective directors, officers, employees and, to the extent acting in any capacity in connection with the Transaction Documents, agents (i) is a Sanctioned Person; (ii) is controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Servicer’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. To each Person’s knowledge, no investor in such Person is a Sanctioned Person. The Servicer will notify each Lender and Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(r) Environmental. With respect to each item of Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. The Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Servicer, have knowledge or reason to believe that any such notice will be received or is being threatened.

(s) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.

(t) Instructions to Obligors. The Collection Account is the only account to which Obligors (or sellers of Acquisition Participation Interests) have been instructed by the Servicer on the Borrower’s behalf to send Available Collections on the Collateral Portfolio.

(u) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Servicer for tax purposes.

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(f) Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V.
GENERAL COVENANTS
Section 5.01 Affirmative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its certificate of formation, limited liability company agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loan Assets and the ownership and management of the Portfolio Assets and the related assets in the Collateral Portfolio; (ii) the sale, transfer or other disposition of Loan Assets as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Loan Agreements to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with a Bankruptcy Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loan Assets and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

(b) Special Purpose Entity Requirements. The Borrower will at all times: (i) maintain at least one Independent Director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from the Equityholder and any other Person (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of Ares); (iv) have a ~~Board~~ board of ~~Directors~~ directors separate from that of the Equityholder and any other Person; (v) file its own tax returns, if any, as may be required under Applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division or a disregarded entity for tax purposes of another taxpayer, and pay any Taxes so required to be paid under Applicable Law in accordance with the terms of this Agreement; (vi) except as contemplated by the Transaction Documents, not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of Ares); (viii) maintain separate

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financial statements, except to the extent that the Borrower’s financial and operating results are consolidated with those of Ares in consolidated financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s-length relationship with its Affiliates and the Equityholder; (xi) pay the salaries of its own employees, if any; (xii) not hold out its credit or assets as being available to satisfy the obligations of others; (xiii) maintain separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Borrower) and allocate fairly and reasonably any overhead for shared office space; (xiv) to the extent used, use separate stationery, invoices and checks (although, in connection with certain advertising and marketing, the Borrower may be identified as a Subsidiary of Ares); (xv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xvi) correct any known misunderstanding regarding its separate identity; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xviii) cause its ~~Board~~board of ~~Directors~~directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe in all material respects all other Delaware limited liability company formalities; (xix) not acquire the obligations or any securities of its Affiliates; and (xx) cause the directors, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower. Where necessary, the Borrower will obtain proper authorization from its members for limited liability company action.

(c) Preservation of Company Existence. The Borrower will maintain its limited liability company existence in good standing under the laws of its jurisdiction of formation and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify under Applicable Law.

(d) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Latham & Watkins LLP, as special counsel to the Borrower, issued in connection with the Purchase and Sale Agreements and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(e) Deposit of Collections. The Borrower shall promptly (but in no event later than two Business Days after receipt) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, the Servicer or any of their Affiliates.

(f) Disclosure of Purchase Price. The Borrower shall disclose to the Agent the purchase price for each Loan Asset proposed to be transferred to the Equityholder and then to the Borrower pursuant to the terms of the Purchase and Sale Agreements. The Agent will provide each Lender with a copy of any such disclosure promptly upon receipt thereof.

(g) Obligor Defaults. The Borrower shall give, or shall cause the Servicer to give, notice to the Agent within two Business Days of the Borrower’s, the Transferor’s or the Servicer’s actual knowledge of the occurrence of any default by an Obligor under any Loan

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Trustee’s behalf, after the occurrence or declaration of the Facility Maturity Date but subject to the proviso in Section 7.02(a)) Obligor notification forms to give notice to the Obligors of the Trustee’s interest in the Collateral Portfolio and the obligation to make payments as directed by the Agent on the Trustee’s behalf.

(dd) Officer’s Certificate. On each anniversary of the date of this Agreement, the Borrower shall deliver an Officer’s Certificate, in form and substance acceptable to the Agent, providing (i) a certification, based upon a review and summary of UCC search results, that there is no other interest in the Collateral Portfolio perfected by filing of a UCC financing statement other than in favor of the Trustee and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Agent, that there is no other interest in the Collateral Portfolio based on any tax or judgment lien. The Agent will provide each Lender with a copy of any such Officer’s Certificate promptly upon receipt thereof.

(ee) Continuation Statements. The Borrower shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Schedule I hereto or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Collection Date shall have occurred:

(i) authorize and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement and the Trustee hereby authorizes the Borrower to file such continuation statements; and

(ii) deliver or cause to be delivered to the Trustee and the Agent an opinion of the counsel for the Borrower, in form and substance reasonably satisfactory to the Agent, confirming and updating the opinion delivered pursuant to Schedule I with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as specified therein, provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(ff) Reserved.

(gg) Acquisition Participation Interests. The Borrower agrees to take all commercially reasonable actions as are necessary to cause each Acquisition Participation Interest (including obtaining all required consents (if any)) to become elevated into an assignment such that the Borrower is the lender of record for the related Loan Asset, as soon as reasonably practicable, and in any event prior to the end of the Acquisition Participation Elevation Period.

(hh) Beneficial Ownership Regulation. Promptly following any request therefor, the Borrower shall deliver to the Agent information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

(ii) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower, each Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower  ~~and~~, each Person directly or (to the knowledge of the Borrower)

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indirectly Controlled by the Borrower and (to the knowledge of the Borrower) any of their respective directors, officers, employees and, to the extent acting in any capacity in connection with the Transaction Documents, agents shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 5.02 Negative Covenants of the Borrower.

From the Closing Date until the Collection Date:

(a) Special Purpose Entity Requirements. Except as otherwise permitted by this Agreement, the Borrower shall not (i) guarantee any obligation of any Person, including any Affiliate; (ii) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the Transaction Documents; (iii) incur, create or assume any Indebtedness, other than Indebtedness incurred under the Transaction Documents or under any Hedging Agreement pursuant to Section 5.09 and arising in connection with ordinary business expenses arising pursuant to the transactions contemplated by this Agreement, any Hedging Agreement and the other Transaction Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities (other than any equity or other securities retained pursuant to Section 6.05) of, any Person, except that the Borrower may invest in those Loan Assets and other investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; (v) fail to pay its debts and liabilities from its assets when due; (vi) create, form or otherwise acquire any Subsidiaries; (vii) release, sell, transfer, convey or assign any Loan Asset unless in accordance with the Transaction Documents or (viii) divide or permit any division of the Borrower.

(b) Requirements for Material Actions. The Borrower shall not fail to provide that the unanimous consent of all directors (including the consent of the Independent Director(s)) is required for the Borrower to (i) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (v) make any assignment for the benefit of the Borrower’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any action in furtherance of any of the foregoing.

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(c) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect Borrower’s title to the Collateral Portfolio.

(d) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral Portfolio to any person other than the Trustee for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral Portfolio with any person other than the Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(e) Liens. The Borrower shall not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral Portfolio subject to the security interest granted by the Borrower pursuant to this Agreement, other than Permitted Liens.

(f) Organizational Documents. The Borrower shall not modify or terminate any of the organizational or operational documents of the Borrower without the prior written consent of the Agent.

(g) Compliance with Sanctions. None of the Borrower, any Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower nor any Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Borrower will notify each Lender and the Agent in writing not more than one (1) Business Day after becoming aware of any breach of this section.

(h) Merger, Acquisitions, Sales, etc. The Borrower shall not change its organizational structure, enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.07), or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) without the prior written consent of the Agent.

(i) Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to finance the purchase by the Borrower from the Equityholder on a “true sale” basis, of Collateral Portfolio pursuant to the terms of the Second Tier Purchase and Sale Agreement, (ii) to fund the Unfunded Exposure Account in order to establish reserves for unfunded commitments of Revolving Loan Assets and Delayed Draw Loan Assets included in the Collateral Portfolio or (iii) to distribute such proceeds to the Equityholder (so long as such distribution is permitted pursuant to Section 5.02(n)).

(j) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral Portfolio other than with respect to any assets released from the Lien of the
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Trustee hereunder following (i) a substitution effected in accordance with Section 2.07(a) (so long as the Borrower has Pledged a Substitute Eligible Loan Asset in connection therewith), (ii)

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(u) Notice of Breaches of Representations and Warranties under this Agreement. The Servicer shall promptly, upon receipt of notice or discovery thereof, notify the Agent if any representation or warranty set forth in Section 4.03 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Trustee and the Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Servicer shall notify the Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Servicer which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made. The Agent will provide each Lender with a copy of any such notice promptly upon receipt thereof.

(v) Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Trustee and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Loan Agreement) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee and the Secured Parties; provided that, unless the Borrower is the sole lender under such Loan Agreement, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

(w) Reserved.

(x) Acquisition Participation Interests. The Servicer agrees to take all commercially reasonable actions as are necessary to cause each Acquisition Participation Interest (including obtaining all required consents (if any)) to become elevated into an assignment such that the Borrower is the lender of record for the related Loan Asset, as soon as reasonably practicable, and in any event prior to the end of the Acquisition Participation Elevation Period.

(y) Sanctions. The Servicer shall promptly, but no later than one (1) Business Day after becoming aware thereof, notify the Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrower.

(z) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Servicer, each Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer and each Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money- Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient

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Acquisition Participation Interests) may be instructed to make payments shall be subject to an account control agreement which provides the Trustee with a first priority perfected security interest in such account, as evidenced by an Opinion of Counsel reasonably acceptable to the Agent).

(d) Extension or Amendment of Loan Assets. The Servicer will not, except as otherwise permitted in Section 6.04(a), extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(e) Taxable Mortgage Pool Matters. The Servicer will manage the portfolio and advise the Borrower with respect to purchases from the Equityholder so as to not at any time allow the sum of the Outstanding Balances of all Loan Assets owned by the Borrower and that are principally secured by an interest in real property (within the meaning of Treasury Regulation Section 301.7701(i)-1(d)(3)) to exceed 35% of the aggregate Outstanding Balance of all Loan Assets.

(f) Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with the Servicer for tax purposes.

(g) Compliance with Sanctions. None of the Servicer, any Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer nor any Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Each Person will notify each Lender and the Agent in writing not more than one Business Day after becoming aware of any breach of this section.

Section 5.05 Affirmative Covenants of the Trustee.

From the Closing Date until the Collection Date:

(a) Compliance with Law. The Trustee will comply in all material respects with all Applicable Law.

(b) Preservation of Existence. The Trustee will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

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for two Business Days and such default is not cured within the applicable cure period, if any, provided for under such agreement; or

(b) any failure on the part of the Borrower, the Equityholder or the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Borrower, the Equityholder or the Transferor set forth in this Agreement or the other Transaction Documents to which the Borrower, the Equityholder or the Transferor is a party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration ~~Limitation~~Limit or Collateral Quality Test is not an Event of Default) and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower, the Equityholder or the Transferor by the Agent or Trustee and (ii) the date on which the Borrower, the Equityholder or the Transferor acquires knowledge thereof; or

(c) the occurrence of a Bankruptcy Event relating to the Transferor, the Equityholder or the Borrower; or

(d) the occurrence of a Servicer Termination Event (subject to the applicable cure periods set forth in the definition of “Servicer Termination Event”); or

(e) (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $100,000,000, against the Transferor (excluding any amounts covered by insurance), or $1,000,000, against the Borrower or the Equityholder (excluding, in each case, any amounts covered by insurance), and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days after the later of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished, without such judgment, decree or order being vacated, stayed or discharged during such 60 day period or (2) the Transferor, the Equityholder or the Borrower shall have made payments of amounts in excess of $100,000,000 (in the case of the Transferor) or $1,000,000 (in the case of the Borrower or the Equityholder), in the settlement of any litigation, claim or dispute (excluding, in each case, any amounts covered by insurance proceeds); or

(f) either the Borrower or the Equityholder shall cease to be an Affiliate of the Transferor or shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that reputable counsel could no longer render a substantive nonconsolidation opinion with respect thereto; or

(g) (1) any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Equityholder, the Transferor, or the Servicer,

(2) (A) the Borrower, the Transferor, the Equityholder or the Servicer shall, directly or indirectly, contest in any manner the

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protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed as described in Section 2.04(c) (provided that the Borrower shall in any event remain liable to pay such Advances and all such amounts and Obligations immediately in accordance with Section 2.04(e) hereof). In addition, upon any such declaration or upon any such automatic occurrence, the Trustee, on behalf of the Secured Parties and at the direction of the Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Trustee, on behalf of the Secured Parties and at the direction of the Agent, (or any designee thereof, including, without limitation, the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. ~~If any Event of Default shall have occurred, the Yield Rate shall be increased to the Default Funding Rate, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default.~~ The Agent will provide each Lender with a copy of any notice delivered to the Borrower pursuant to this Section 7.01.

Section 7.02 Additional Remedies of the Agent.

(a) If, (i) upon the Agent’s declaration that the Advances made to the Borrower hereunder are immediately due and payable pursuant to Section 7.01 upon the occurrence of an Event of Default, or (ii) on the Facility Maturity Date (other than a Facility Maturity Date occurring pursuant to clause (iv) of the definition thereof prior to an Event of Default), the aggregate outstanding principal amount of the Advances, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the Trustee (acting as directed by the Agent) or the Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Servicer’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Agent may reasonably deem satisfactory, any or all of the Collateral Portfolio and apply the proceeds thereof to the Obligations; provided that, notwithstanding anything to the contrary herein or in any other Transaction Document, in the case of the declaration of the Facility Maturity Date that arises solely pursuant to Section 7.01(d) due solely to the occurrence of an event described in clauses (g) or (h) of the definition of “Servicer Termination Event” or clause (o) of the definition of “Servicer Termination Event” (to the extent arising solely due to the occurrence of an event described in clauses (g) or (h) of the definition thereof), the Trustee and the Agent (as applicable) may not order the assembly or liquidation of the Collateral Portfolio, or take any action or exercise any power of attorney furnished hereunder in connection with such assembly or liquidation, until on or after the earlier of (x) the date that is twelve (12) months after the occurrence of such Facility Maturity Date or (y) the occurrence of a Facility Maturity Date for any other reason other than an event described in clauses (g) or (h) of the definition of “Servicer Termination Event” or clause (o) of the definition of “Servicer Termination Event” (to the extent arising solely due to the occurrence of an event described in clauses (g) or (h) of the definition thereof).

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compliance with the instruction of the Agent. In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, unless appointed as successor Collateral Custodian hereunder, the Trustee shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.

(j) The Trustee and the Bank shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of SOFR~~, Term SOFR,~~ or any Benchmark Replacement (or other applicable interest rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as expressly provided herein), any Benchmark Transition Event or any amendment or change required to be made to the applicable interest rate, (ii) select, determine or designate any SOFR, ~~Term SOFR,~~ Benchmark Replacement or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment or other modifier to any replacement or successor index, or
(iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(k) The Trustee and the Bank shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of SOFR~~, Term SOFR,~~ or any Benchmark Replacement (or other applicable interest rate) and absence of a designated replacement ~~Interest Rate~~interest rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Agent or Required Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 10.07 Trustee Resignation.

The Trustee may resign at any time by giving not less than 90 days written notice thereof to the Agent (who will provide each Lender with a copy promptly upon receipt thereof) and with the consent of the Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Agent shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by the Agent, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 45 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding anything herein to the contrary, the Trustee may not resign prior to a successor Trustee being appointed.

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Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has delivered such proposed amendment to all Lenders, the Servicers and the Borrower so long as the Agent has not received, by such time, written notice of objection from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 11.01 will occur prior to the applicable Benchmark Transition Start Date.

In connection with the implementation of a Benchmark or Benchmark Replacement, the Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

The Agent will promptly notify the Borrower, the Servicers and the Lenders (with a copy to the Trustee) of (i) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 11.01 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 11.01.

During any Benchmark Unavailability Period with respect to a Benchmark (x) all Advances denominated in Dollars shall bear interest at the Base Rate and (y) the Borrower may revoke any Notice of Borrowing to be made or any continuation of an Advance during such Benchmark Unavailability Period.

Section 11.02 Notices, Etc.

All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

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If to the Borrower:

Ares Capital CP Funding LLC
245 Park Avenue, 44th Floor
New York, New York 10167
Attention: [***]
Facsimile No.: [***]
Confirmation No.: [***]
and in each case:
Ares Capital CP Funding LLC
~~2000~~1800 Avenue of the Stars, ~~12th Floor~~Suite 1400
Los Angeles, California 90067
Attention: [***]
Facsimile No.: [***]
Confirmation No.: [***]

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: ~~[***]~~[***]
Facsimile No.: ~~[***]~~[***]

If to the Servicer:

Ares Capital CP Funding LLC
245 Park Avenue, 44th Floor
New York, New York 10167
Attention: [***]
Facsimile No.: [***]
Confirmation No.: [***]

an in each case:
Ares Capital CP Funding LLC
c/o Ares Management LLC
~~2000~~1800 Avenue of the Stars, ~~12th Floor~~Suite 1400
Los Angeles, California 90067
Attention: [***]
Facsimile No.: [***]
Confirmation No.: [***]

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with a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: ~~[***]~~[***]
Facsimile No.: ~~[***]~~[***]

If to the Transferor:

Ares Capital Corporation
245 Park Avenue, 44th Floor
New York, New York 10167
Attention: [***]
Facsimile No.: [***]
Confirmation No.: [***]

an in each case:
Ares Capital CP Funding LLC
c/o Ares Management LLC
~~2000~~1800 Avenue of the Stars, ~~12th Floor~~Suite 1400
Los Angeles, California 90067
Attention: [***]
Facsimile No.: [***]
Confirmation No.: [***]

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention: ~~[***]~~[***]
Facsimile No.: ~~[***]~~[***]

If to the Agent:

Wells Fargo Bank, National Association
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Attention: [***]
Facsimile No.: [***]
Confirmation No: [***]

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If to the Swingline Lender:

Wells Fargo Bank, National Association
550 S. Tryon Street, 5th Floor
MAC D1086-051
Charlotte, North Carolina 28202
Attention: [***]
Facsimile No.: [***]
Confirmation No: [***]
If to the Trustee:
U.S. Bank Trust Company, National Association
One Federal Street, Third Floor
Boston, Massachusetts 02110
Attention: [***]
~~Facsimile No: [***]~~Email: [***], with a copy
to [***]

If to the Bank:

U.S. Bank National Association
One Federal Street, Third Floor
Boston, Massachusetts 02110
Attention: [***]
~~Facsimile No: [***]~~Email: [***], with a copy
to [***]

If to the Collateral Custodian:

U.S. Bank National Association
as the Collateral Custodian
Document Custody Services
1719 Otis Way
Florence, SC 29501
Attention: [***]
Email: [***]
Facsimile [***]

Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received. The Agent shall, promptly after receipt of any notice from the Trustee, the Borrower, the Transferor, the Equityholder or the Servicer, provide copies thereof to each Lender.

Section 11.03 No Waiver; Remedies.

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Section 11.14 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

(a) Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any Bail-~~in~~In Action on any such liability, including, if applicable:
(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other ~~Loan~~Transaction Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b) As used in this Section 11.14 the following terms have the following meanings ascribed thereto: (i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii) “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) “EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (z) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway; (v) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) “EU Bail-In Legislation

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:		ARES CAPITAL CP FUNDING LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

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                      Ares CP Funding Facility
    Loan and Servicing Agreement

TRUSTEE:		U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

BANK:		U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

COLLATERAL CUSTODIAN:		U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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                      Ares CP Funding Facility
    Loan and Servicing Agreement

ANNEX A

Commitments

Lender	Commitment

Wells Fargo Bank, National Association	$1,150,000,000
Bank of America, N.A.	$~~375,000,000~~475,000,000
Sampension Livsforsikring A/S	$~~127,000,000~~96,000,000
Arkitekternes Pensionskasse	$9,000,000
Pensionskassen for Jordbrugsakademikere og Dyrlæger	$~~14,000,000~~
~~Canadian Imperial Bank of Commerce~~	$~~100,000,000~~13,000,000
Pensionskassen for Teknikum og Diplomingeniører	$7,000,000
Canadian Imperial Bank of Commerce	$400,000,000

USActive ~~52762757.44~~60819853.6	Annex A-1